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                                                                     EXHIBIT 1.2

                            DEALER MANAGER AGREEMENT

                    Mewbourne Energy 01-02 Drilling Programs

                                     , 2001

Mewbourne Securities, Inc.
3901 S. Broadway
Tyler, Texas  75701

Gentlemen:

         Mewbourne Development Corporation, a Delaware corporation ("MD"), is or proposes to be the sole managing general partner (in such capacity the "Managing Partner') of two limited partnerships (the "Partnerships") formed pursuant to the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"). MD intends to name the Partnerships as follows: Mewbourne Energy Partners 01-A, L.P. and Mewbourne Energy Partners 02-A, L.P. Each Partnership will participate in a program, governed by a Drilling Program Agreement (a "Program Agreement") among Mewbourne Oil Company, a Delaware corporation ("MOC"), MD and the Partnership, the primary purpose of which will be to drill Developmental Wells (as such term is defined in the Prospectus referred to below).

         On behalf of the Partnerships and MD, a Registration Statement on Form S-1 (Registration No. 333- __________) dated , 2001, relating to the offer and sale of the Interests (hereinafter defined) was filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). On , 2001, MD filed with the Commission on behalf of the Partnerships Amendment No. 1 to the Registration Statement. The Registration Statement was declared effective by the Commission on , 2001. MD, the Partnerships and the Interests are described in the Prospectus dated , 2001 (the "Prospectus") that forms a part of the Registration Statement. As used in this Dealer Manager Agreement (this "Agreement"), the terms "Prospectus" and "Registration Statement" refer solely to the Prospectus and Registration Statement, as amended, described above, except that (i) from and after the date on which any post-effective amendment to the Registration Statement is declared effective by the Commission, the term "Registration Statement" shall refer to the Registration Statement as amended by that post-effective amendment, and the term "Prospectus" shall refer to the Prospectus then forming a part of the Registration Statement, and (ii) if the Prospectus filed by MD pursuant to Rule 424(b) or (c) promulgated by the Commission under the Act differs from the Prospectus on file with the Commission at the time the Registration Statement or any post-effective amendment thereto shall have become effective, the term "Prospectus" shall refer to the Prospectus filed pursuant thereto from and after the date on which it was filed. Terms defined in the Prospectus and not otherwise defined herein will have the meanings set forth in the Prospectus.

         MD desires to raise a minimum of $1,000,000 and a maximum of $15,000,000 in capital for each Partnership by the sale of up to 6,000 ($6,000,000) limited partner interests (the "Limited Partner Interests") and up to 24,000 ($24,000,000) general partner interests (the "General Partner Interests") in the Partnerships (the Limited Partner Interests and the General Partner Interests are collectively referred to as the "Interests"). The Interests will be offered in $1,000 increments, with a minimum purchase of ten Interests ($10,000).

         The following are the terms on which the Managing Partner, on behalf of the Partnerships, appoints you exclusive agent ("Dealer Manager") to form a group of National Association of Securities Dealers, Inc. member firms to solicit subscribers for the purchase of Interests:



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         Section 1. Appointment as Dealer Manager. On the basis of the representations, warranties and covenants contained in this Agreement, but subject to the terms and conditions set forth herein:

         (a) The Managing Partner hereby appoints you during the Offering Period (as defined below) for both Partnerships as exclusive agent to form and manage a group of securities brokers or dealers selected by you, each of which shall be registered under the Securities Exchange Act of 1934 (the "Soliciting Dealers") and be a member in good standing with the National Association of Securities Dealers, Inc. to assist you in the distribution and sale of Interests. The "Offering Period" (as such term is used in this Agreement) for Interests in Mewbourne Energy Partners 01-A, L.P. will commence on or about the date on which the Registration Statement is declared effective and will end no later than November 2, 2001 unless the Managing Partner accelerates or delays such termination date. The Offering Period for Interests in Mewbourne Energy Partners 02-A, L.P. will commence on , and end no later than December 31, 2002. MD has the right in its sole and absolute discretion to terminate the offering of Interests and end an Offering Period at any time.

         (b) The Managing Partner hereby gives you, as Dealer Manager, the right to solicit subscriptions of the Interests directly only in states where you have registered as a broker-dealer under such states' blue sky laws. Such subscriptions shall be evidenced by execution by the prospective investor of a Subscription Agreement. It is understood that no sale shall be regarded as effective unless and until accepted by the Managing Partner on behalf of a Partnership. The Managing Partner reserves the right in its sole discretion to refuse to sell a Interest to any person at any time for any reason, without liability to it or to you.

         (c) You hereby accept appointment as a Dealer Manager and agree on the terms and conditions set forth in this Agreement to use your reasonable efforts to solicit subscriptions for the Interests during each Offering Period and until the earlier of (i) the termination of the last Offering Period or (ii) the last Closing (as hereinafter defined). Neither your acceptance of that appointment nor this Agreement shall constitute you and MD or a Partnership as an association, partnership, unincorporated business or other separate entity.

         (d) The price at which the Interests are to be offered shall be $1,000 per Interest payable upon the terms set forth in the Prospectus: provided, however, that the minimum purchase shall be ten (10) Interests for a subscription price of $10,000.

         (e) If an offering for Interests in a Partnership is commenced and subscriptions funds of $1,000,000 or more are not received by the termination of the Offering Period with respect to Interests in that Partnership, all subscription funds received by the termination of the Offering Period with respect to Interests in that Partnership shall be returned in full to the subscribers, together with any interest earned thereon, if any (as provided in the Prospectus), and this Agreement will terminate without obligation on your part or on the part of MD, except that (a) you will promptly, upon notice, transmit to MD any funds advanced to you by MD of any sales commissions and due diligence fees paid pursuant to Section 6(b) hereof and which have not been reallowed to a Soliciting Dealer, and (b) the indemnification and contribution provisions of Section 9 hereof shall continue after such termination of this Agreement.

         Section 2. Representations and Warranties of MD. MD, in its individual capacity and in its capacity as Managing Partner, hereby represents and warrants to you that:

         (a) In the name and on behalf of the Partnerships, MD has prepared and filed with the Commission the Registration Statement (including the Prospectus) for the registration of the offering and sale of the Interests under the Act. The Registration Statement has become and is effective under the Act. Copies of the Registration Statement and the Prospectus have been or will be delivered to you.


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         (b) On the Closing Date (as hereinafter defined) for the sale of
Interests in a Partnership, that Partnership will be a limited partnership duly formed and validly existing under the laws of the State of Delaware and will be duly qualified or registered as a foreign limited partnership or otherwise qualified as a limited partnership in each jurisdiction in which the nature of the activities conducted by it or the nature of the assets owned by it make such qualification necessary (except where the failure to so qualify or register would not have a material adverse effect on the Partnership or the rights or liabilities of its General and Limited Partners). In addition, the Partnerships shall have full and adequate partnership power and partnership authority to enter into and perform this Agreement and the related Program Agreements and to own its properties and to conduct its business as proposed in the Prospectus.

         (c) MD is, and at all times through the last Closing Date will be, a corporation, validly existing and in good standing under the laws of the State of Delaware with full and adequate corporate power and corporate authority to enter into and perform this Agreement and the Agreements of Partnership and to own its properties and to conduct its business as presently conducted and as proposed in the Prospectus to be conducted.

         (d) Each subscriber for Limited Partner Interests will become a Limited Partner of a Partnership entitled to all the rights of a Limited Partner under the Agreement of Partnership for that Partnership and the Delaware Act upon (i) payment of the consideration for those Limited Partner Interests specified in that subscriber's Subscription Agreement and (ii) acceptance by the Managing Partner of that subscriber as a Limited Partner. Each subscriber for General Partnership Interests will become a General Partner of a Partnership entitled to all the rights of a General Partner under the Agreement of Partnership for that Partnership and the Delaware Act upon (i) payment of the consideration for those General Partner Interests specified in that subscriber's Subscription Agreement and (ii) acceptance by the Managing Partner of that subscriber as a General Partner. The Interests, when sold and paid for as contemplated by the Prospectus, will represent validly authorized and duly issued Interests and those Interests will conform in all material respects to the statements relating thereto contained in the Prospectus, including the Form of Agreement of Partnership attached as Exhibit A thereto.

         (e) This Agreement has been duly and validly authorized by MD. MD has duly executed and delivered this Agreement, which constitutes a valid and binding agreement of MD enforceable in accordance with its terms (except to the extent that the enforceability of the indemnification provisions of Section 9 hereof may be limited under federal securities laws or to the extent the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the right of creditors generally).

         (f) The Commission has not issued any order preventing or suspending the use of the Prospectus.

         (g) From the time the Registration Statement initially became effective through the last Closing Date, the Registration Statement and the Prospectus did and will comply in all material respects with the provisions of the Act, and neither the Registration Statement and the Prospectus nor any Sales Literature (as hereinafter defined) contains or will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties contained in this subsection (g) shall not apply to statements in, or omissions from, the Registration Statement, the Prospectus or the Sales Literature based upon and in conformity with information furnished to MD or a Partnership by you in writing specifically for use in the Registration Statement, the Prospectus or Sales Literature.

         (h) Based upon the opinion of Vinson & Elkins L.L.P., counsel for MD, and subject to the assumptions and representations expressed therein, under existing federal income tax laws and regulations each Partnership, upon its formation, will be classified as the partnership for federal income tax purposes. Each Partnership, at the related Closing, will be classified as the partnership for federal income tax purposes, and at all times subsequent hereto, MD will use its best efforts to maintain the status of each Partnerships as a partnership for federal income tax purposes.


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         (i) Except as disclosed in the Prospectus, there is no litigation or governmental proceeding pending or, to the best knowledge of MD, threatened that involves the offering of the Interests or any of the properties or businesses of MD that would, if adversely decided, materially and adversely affect (financially or otherwise) the operation of the business of a Partnership, MD or the offering.

         (j) MD is not in violation of the Agreements of Partnership or in material default in the performance of any obligation, agreement or condition contained in any agreement by which a Partnership is bound. The execution and delivery of this Agreement and the Agreements of Partnership, the fulfillment of the terms set forth herein and therein and the consummation of the transactions contemplated herein and therein and in the Prospectus will not conflict with or constitute a breach of or material default under the Agreements of Partnership or under the certificate of incorporation or bylaws of MD or under any other agreement, indenture or instrument by which a Partnership or MD is bound or, to the best knowledge of MD, any law, rule, regulation, order or decree of any court or any governmental body or administrative agency applicable to MD or a Partnership.

         (k) The financial information (including without limitation the balance sheets and any accompanying notes and schedules) presented in the Prospectus concerning MD presents fairly MD's financial position as of the dates thereof in accordance with generally accepted accounting principles, and there has been, and through the last Closing Date shall be, no material adverse change in its financial condition since the date of that information.

         (l) There has been no material adverse change in the condition, business or properties of MD, financial or otherwise, from that on the latest dates as of which such condition, business or properties are set forth in the Prospectus, except as referred to therein, and such properties and business substantially conform and shall at the last Closing Date substantially conform to the descriptions thereof contained in the Prospectus.

         (m) MD will timely apply, on behalf of each Partnership, to the Internal Revenue Service for a tax shelter registration number and, if such a number is received, will furnish such number to the General and Limited Partners of such Partnership within a reasonable time after their admission to a Partnership or within a reasonable time after the Partnership has received such number, whichever occurs later.

         Section 3. Covenants and Representations of Dealer Manager. You covenant with and represent to MD that:

         (a) You are, and at all times through the last Closing Date will be, a corporation, validly existing and in good standing as a corporation under the laws of the jurisdiction set forth on the signature page hereof, with full and adequate corporate power and corporate authority to enter into and perform this Agreement.

         (b) This Agreement has been duly and validly authorized by you. You have duly executed and delivered this Agreement, which constitutes a valid and binding agreement of you enforceable in accordance with its terms (except to the extent that the enforceability of the indemnification provisions of Section 9 hereof may be limited under federal securities law or to the extent the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally).

         (c) You will not offer to sell Interests to, solicit offers to buy Interests from, or transmit Subscription Agreements to, any person on behalf of MD that you have reasonable grounds to believe (based on information obtained from such person or otherwise known to you) does not meet the age, net worth, annual income or other standards applicable to that person as set forth in the Subscription Agreement.

         (d) You will deliver a copy of the Prospectus, containing such legends as directed by MD, to each subscriber to whom you sell the Interests at or before the completion of any sale of Interests to such subscriber (which sale shall be deemed, for the purposes of this Agreement to occur on the date on which that subscriber delivers


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subscription funds to the escrow agent), or earlier if required by the blue sky or securities laws of any state. You have not and will not give any information or make any representation in connection with the offer or sale of Interests other than as contained in the Prospectus, and will not publish, circulate or otherwise distribute without MD's approval any solicitation material other than the Prospectus and other sales material ("Sales Literature") provided to you by MD specifically for distribution to subscribers with the Prospectus. Any such Sales Literature, if distributed, must have been preceded or must be accompanied by the Prospectus. You agree not to discuss any specific oil and gas prospect or to refer to any such oil and gas prospect in any analysis or report on the Interests prepared by you or on your behalf.

         (e) You will make offers to sell Interests to, sell to or solicit offers to subscribe for Interests from persons in only those states or other jurisdictions where MD represents to you in writing that such Interests may be offered and sold and you agree to make reasonable efforts to comply with all applicable laws, rules and regulations of those states and jurisdictions in which you offer or sell Interests.

         (f) You are and on the last Closing Date will be (i) a securities broker-dealer registered with the Securities and Exchange Commission and any jurisdiction where broker-dealer registration is required in order to offer and sell the Interests and (ii) a member in good standing of the National Association of Securities Dealers, Inc. ("NASD").


         (g) You agree to make reasonable efforts to sell Interests or cause them to be sold by the Soliciting Dealers in a manner consistent with all the rules of the NASD applicable in connection with the offering of Interests including, without limitation, the following provisions of the NASD Conduct
Rules:


                         2730. SECURITIES TAKEN IN TRADE

                  (a) A member engaged in a fixed price offering, who purchases or arranges the purchase of securities taken in trade, shall purchase the securities at a fair market price at the time of purchase or shall act as agent in the sale of such securities and charge a normal commission therefor.

                  (b) When used in this section--

                  (1) the term "taken in trade" means the purchase by a member as principal, or as agent for the account of another, of a security from a customer pursuant to an agreement or understanding that the customer purchase securities from the member which are part of a fixed price offering.

                  (2) the term "fair market price" means a price not higher than the price at which the securities would be purchased from the customer or from a similarly situated customer in the ordinary course of business by a dealer in such securities in transactions of similar size and having similar characteristics but not involving a security taken in trade.

                  (3) the term "normal commission" means an amount of commission which the member would normally charge to that customer or a similarly situated customer in the ordinary course of business in transactions of similar size and having similar characteristics but not involving a security taken in trade.

                  (c) For purposes of this Section a member shall be

                  (1) deemed, with respect to securities other than common stocks, to have taken such securities in trade at a fair market price when the price paid is not higher than the highest independent bid for the securities at the time of purchase, if such bid quotations for the securities are readily available.



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                  (2) presumed, with respect to common stocks, to have taken such common stocks in trade at a fair market price when the price paid is not higher than the highest independent bid for the securities at the time of purchase, if such bid quotations for the securities are readily available.

                  (3) presumed to have taken a security in trade at a price higher than a fair market price when the price paid is higher than the lowest independent offer for the securities at the time of purchase, if such offer quotations for the securities are readily available.

                  (d) A member, in connection with every transaction subject to this Section, shall with respect to

                  (1) common stocks, which are traded on a national securities exchange or for which quotations are entered in an automated quotation system, obtain the necessary bid and offer quotations from the national securities exchange or from the automated quotation system; and

                  (2) other securities and common stocks not included in subparagraph (1) of this subsection (d) obtain directly or with the assistance of an independent agent bid and offer quotations from two or more independent dealers relating to the securities to be taken in trade or, if such quotations are not readily available, exercise its best efforts to obtain such quotations with respect to securities having similar characteristics and of similar quality as those to be taken in trade.

                  (e) A member who purchases a security taken in trade shall keep or cause to be kept adequate records to demonstrate compliance with this Section and shall preserve the records for at least 24 months after the transaction. If an independent agent is used for the purpose of obtaining quotations, the member must request the agent to identify the dealers from whom the quotations were obtained and the time and date they were obtained or request the agent to keep and maintain for at least 24 months a record containing such information.

                            2740. SELLING CONCESSIONS

                  In connection with the sale of securities which are part of a fixed price offering:

                  (a) A member may not grant or receive selling concessions, discounts, or other allowances except as consideration for services rendered in distribution and may not grant such concessions, discounts or other allowances to anyone other than a broker or dealer actually engaged in the investment banking or securities business; provided, however, that nothing in this Section shall prevent any member from (1) selling any such securities to any person, or account managed by any person, to whom it has provided or will provide bona fide research, if the stated public offering price for such securities is paid by the purchaser; or (2) selling any such securities owned by him to any person at any net price which may be fixed by him unless prevented therefrom by agreement.

                  (b) The term "bona fide research," when used in this Section, means advice, rendered either directly or through publications or writings, as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or purchasers or sellers of securities, or analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and performance of accounts; provided, however, that investment management or investment discretionary services are not bona fide research.



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                  (c) A member who grants a selling concession, discount or
         other allowance to another person shall obtain a written agreement from that person that he will comply with the provisions of this Section, and a member who grants such selling concession, discount or other allowance to a nonmember broker or dealer in a foreign country shall also obtain from such broker or dealer a written agreement to comply, as though such broker or dealer were a member, with the provisions of
         Section 8 and 36 of this Article and to comply with Section 25 of this Article as that Section applies to a nonmember broker/dealer in a foreign country.

                  (d) A member who receives an order from any person designating another broker or dealer to receive credit for the sale shall, within 30 days after the end of each calendar quarter, file reports with the Association containing the following information with respect to each fixed price offering which terminated during that calendar quarter: the name of the person making the designation; the identity of the brokers or dealers designated; the identity and amount of securities for which each broker or dealer was designated; the date of the commencement and termination of the offering and such other information as the Association shall deem pertinent.

                  (e) A member who is designated by its customer for the sale of securities shall keep, and maintain for a period of 24 months, records in such form and manner to show the following information: name of customer making the designation; the identity and amount of securities for which the member was designated; the identity of the manager or managers of the offering, if any; the date of the commencement of the offering and such other information as the Association shall deem pertinent.

                         2420. DEALING WITH NON-MEMBERS

                  (a) No member shall deal with any non-member broker or dealer except at the same prices, for the same commissions or fees, and on the same terms and conditions as are by such member accorded to the general public.

                  (b) Without limiting the generality of the foregoing, no member shall:

                           (1) in any transaction with any non-member broker or
                  dealer, allow or grant to such non-member broker or dealer any selling concession, discount or other allowance allowed by such member to a member of a registered securities association and not allowed to a member of the general public;

                           (2) join with any non-member broker or dealer in any
                  syndicate or group contemplating the distribution to the public of any issue of securities or any part thereof, or

                           (3) sell any security to or buy any security from any
                  non-member broker or dealer except at the same price at which at the time of such transaction such member would buy or sell such security, as the case may be, from or to a person who is a member of the general public not engaged in the investment banking or securities business.

                  (c) Transaction with foreign non-members. The provisions of paragraphs (a) and (b) of this rule shall not apply to any non-member broker or dealer in a foreign country who is not eligible for membership in a registered securities association, but in any transaction with any such foreign non-member broker or dealer, where a selling concession, discount, or other allowance is allowed, a member shall as a condition of such transaction secure from such foreign broker or dealer an agreement that, in making any sales to purchasers within the United States of securities acquired as a result of such transactions, he will


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         conform to the provisions of paragraphs (a) and (b) of this rule to the same extent as though he were a member of the Corporation.

                  (d) "Non-member broker or dealer". For the purpose of this rule, the term "non-member broker or dealer" shall include any broker or dealer who makes use of the mails or of any means or instrumentality of interstate commerce to effect any transaction in, or to induce the purchase or sale of, any security, otherwise than on a national securities exchange, who is not a member of any securities association, registered with the Commission pursuant to Section 15A of the Act, except a broker or dealer who deals exclusively in commercial paper, bankers' acceptances or commercial bills.

                  (e) Nothing in this rule shall be so construed or applied as to prevent any member of the Corporation from granting to any other member of any registered securities association any dealer's discount, allowance, commission, or special terms.

         2810. DIRECT PARTICIPATION PROGRAMS, (B) REQUIREMENTS (2) SUITABILITY
(B) In recommending to a participant the purchase, sale or exchange of an interest in a direct participation program, a member or person associated with a member shall:

                           (i) have reasonable grounds to believe, on the basis
                  of information obtained from the participant concerning his investment objectives, other investments, financial situation and needs, and any other information known by the member or associated person, that:

                                    a.      the participant is or will be in a
                           financial position appropriate to enable him to realize to a significant extent the benefits described in the prospectus, including the tax benefits where they are a significant aspect of the program:

                                    b.      the participant has a fair market
                           net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; and

                                    c.      the program is otherwise suitable
                           for the participant; and

                           (ii) maintain in the files of the member documents
                  disclosing the basis upon which the determination of suitability was reached as to each participant.

                  (c) Notwithstanding the provisions of subsections (a) and (b) hereof, no member shall execute any transaction in a direct participation program in a discretionary account without prior written approval of the transaction by the customer.

                     2750. TRANSACTIONS WITH RELATED PERSONS

                  (a) Except as otherwise provided in Subsection (d) of this Section, no member engaged in a fixed price offering of securities shall sell the securities to, or place the securities with, any person or account which is a related person of the member unless such related person is itself subject to this Section or is a non-member foreign broker or dealer who has entered into the agreements required by Subsection 24(c) of this Article.

                  (b) For purposes of this Section 36, a "related person" of a member includes any person or account which directly or indirectly owns, is owned by or is under common ownership with the member.



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                  (c) A person owns another person or account for purposes of this Section if the person directly or indirectly:

                           (1) has the right to participate to the extent of more than 25 percent in the profits of the other person; or

                           (2) owns beneficially more than 25 percent of the outstanding voting securities of the person.

                  (d) The prohibition contained in Subsection (a) does not apply to the sale of securities to, or the placement of securities in, a trading or investment account of a member or a related person of a member after termination of the fixed price offering if the member or the related person of the member has made a bona fide public offering of the securities. A member or a related person of a member is presumed not to have made a bona fide public offering for the purpose of this subsection if the securities being offered immediately trade in the secondary market at a price or prices which are at or above the public offering price.

         (h) You shall immediately forward all Subscription Agreements received by you, together with all checks received in payment of the purchase price for Interests, in accordance with Section 4(b).

         (i) If you have reviewed representative oil and gas properties which have been designated by or held the inventory of MD or its affiliates, you will not discuss any of such oil and gas properties in connection with the sale of Interests or otherwise indicate any facts about such properties except those, if any, discussed in the Prospectus.

         (j) You will comply with the duties imposed by Rules 15c2-4 and 15c2-8 as promulgated by the Securities and Exchange Commission pursuant to Section 15 of the Securities Exchange Act of 1934, as amended. You will cause the Soliciting Dealers to transmit for prompt deposit all subscriptions checks, before noon of the next business day after their receipt by a Soliciting Dealer, in the designated Partnership escrow account. In the event you receive a check which is not payable to the escrow agent, you shall promptly return such check directly to the subscriber not later than the end of the next business day following its receipt.

         (k) Prior to recommending an investment in or offering or selling the Interest to a prospective purchaser you shall have completely read the Prospectus and related materials and have reasonable grounds to conclude that:
(1) the prospective purchaser is or will be in a financial position to realize the benefits described in the Prospectus of an investment in the Interests; (2) the prospective purchaser has met the suitability requirements described in the Prospectus and has a fair market net worth sufficient to sustain the risks inherent in an investment in the Interests specifically, including, the loss of the entire investment and lack of liquidity; and (3) the investment is otherwise suitable for the prospective investor.

         (l) You will maintain in your files for a period of six (6) years from the close of the last Offering Period documents which disclose the basis upon which you determined that the prospective investor satisfied the suitability requirements and was otherwise suitable.

         (m) Notwithstanding the provisions of subsection (k) hereof, you will not execute any transaction with respect to Interests in a Partnership on behalf of a discretionary account without prior approval of the transactions by the customer.

         (n) In the event that you have been notified by MD that the Prospectus is materially deficient, you will suspend and cause the Soliciting Dealers to suspend sales until such time as the Prospectus is appropriately amended

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Dealer Manager Agreement
           , 2001
Page 10


or supplemented. You will deliver the amended Prospectus or any supplements thereto to all prospective purchasers and to purchasers who acquired Interests prior to the date you suspended sales.

         (o) Pursuant to this Agreement, you will:

                  (i) not permit any Soliciting Dealer to offer for sale or sell any of the Interests in any state where the Interests have not been registered;

                  (ii) use your best efforts to insure that the Soliciting Dealers conduct the Offering pursuant to the Securities Act of 1933, as amended, state securities laws, the terms of this Agreement, and in conformity with the provisions of the Prospectus;

                  (iii) not have any direct interest in a Partnership. In no event shall the Dealer Manager be considered or become a partner in a Partnership, and the Dealer Manager shall have no voice or right to be involved in the management of the affairs of any of the Partnerships; and

                  (iv) promptly pay the Soliciting Dealers the negotiated sales commissions and due diligence fees as provided in the Soliciting Dealer Agreement executed with the respective Soliciting Dealers.

         (p) You have conducted your own independent due diligence inquiry and have concluded that all material facts are adequately and accurately disclosed and, prior to executing a purchase order in the Interests, will inform the prospective purchaser, or cause him to be informed by a Soliciting Dealer, of all pertinent facts relating to the liquidity of the Interests during the life of a Partnership.

         (q) Each Soliciting Dealer shall be required to execute a Soliciting Dealer Agreement in the form attached hereto as Annex "A" and made a part hereof.

         (r) You representations, warranties and covenants as contained in this
Section 3 will continue in effect throughout the last Offering Period.

         Section 4. Subscriptions and Closing.

         (a) You acknowledge and agree that MD has reserved the right to reject or reduce any subscription and that subscriptions for Interests will be accepted by MD only from investors who in the judgment of MD meet the appropriate suitability standards set forth in the Prospectus and the Subscription Agreement.

         (b) All Subscription Agreements and all checks received in payment of the purchase price for Interests shall be subject to, and MD and you hereby agree that you each shall act in accordance with, the following provisions:

                  (i) You shall cause all Subscription Agreements and checks, by noon of the business day following the receipt thereof, to be delivered to Regents Bank-Tyler or other escrow agent designated by MD (the "Escrow Agent"). All checks will be deposited in a separate escrow account with the Escrow Agent, to be held therein in accordance with the terms of the Escrow Agreement between MD and the Escrow Agent and to be released only in accordance with the Escrow Agreement; and

                  (ii) MD shall, by noon of the second business day following its receipt of a copy of the Subscription Agreement, advise you and the applicable Soliciting Dealer by telegram, telecopy or other similar means of telecommunications or by telephone (confirmed in writing), if MD initially accepts or rejects the subscription evidenced by that Subscription Agreement because that subscriber is considered not suitable

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Dealer Manager Agreement
           , 2001
Page 11


         for Interests, and if that subscription has been rejected by MD, MD shall, promptly after advising you and the applicable Soliciting Dealer of that rejection, direct the Escrow Agent to return to the Soliciting Dealer and the subscriber's check, and you shall cause the Soliciting Dealer to return the originally executed Subscription Agreement and that check to the subscriber.

         (c) MD will notify you and each Soliciting Dealer of the closing of the offering of Interests in a Partnership and the date as of which a Partnership is to be funded with subscription proceeds held under the Escrow Agreement. A closing (a "Closing") will be scheduled to be held at the offices of MD, 3901 S. Broadway, Tyler, Texas 75701, as soon as practicable after the date on which you shall have been notified of the closing of the offering of Interests in a Partnership, or on such date and at such place as MD may determine (a "Closing Date").

         (d) The right of a Partnership to use funds deposited in the Partnership account for purposes other than the payment of commissions and fees shall be subject to the accuracy of and the compliance by MD with its representations, warranties and covenants set forth herein, to its performance of its obligations hereunder and to the satisfaction at the Closing with respect to that Partnership of each of the following further conditions:

                  (i) You shall have received a copy of the opinion of Vinson & Elkins L.L.P., counsel to MD and the Partnership, as to certain federal income tax matters discussed under "Tax Aspects" in the Prospectus, which opinion shall be reasonably satisfactory to you and your counsel as of that Closing Date.

                  (ii) You shall have received a blue sky memorandum prepared by Vinson & Elkins L.L.P. with respect to the Partnership, to the effect that the Interests have been duly registered or qualified for sale under the securities or blue sky laws of the states in which, in accordance with such memorandum, offers and sales of the Interests may be made to investors (being those states with respect to which you and other Soliciting Dealers requested that MD use its reasonable efforts to register or qualify the Interests for offering and sale under the securities or blue sky laws of such states pursuant to Section 5(e) hereof).

                  (iii) All proceedings and documents in connection with the transactions contemplated by the Prospectus and this Agreement shall be reasonably satisfactory in form and substance to you and your counsel, and MD and the Partnership shall use their reasonable efforts to ensure that you and your counsel shall have received such other documents in connection with such transactions as you or they may reasonably request.

                  (iv) You and your counsel shall have received a letter or letters from Vinson & Elkins L.L.P. in form and scope reasonably satisfactory to you and your counsel as to the due organization of the Partnership under the law of Delaware, the due admission of the Limited Partners or General Partners to the Partnership, the due organization of MD under Delaware law, the qualification of the Partnership and MD to conduct business in Texas as a foreign limited partnership and corporation, respectively, the due execution of this Agreement by the Partnership and MD and the due execution of the Agreement of Partnership of the Partnership by MD.

         Section 5. Covenants of MD. MD covenants with you, in its individual capacity and in its capacity as Managing Partner, that:

         (a) MD will deliver to you, at MD's sole expense, such copies of the Prospectus and related Subscription Agreements and Sales Literature as you may reasonably request.

         (b) If any event that occurs before the last Closing Date and that relates to or affects the business or condition (financial or other) of MD or a Partnership makes it necessary to amend or supplement the Prospectus or the Registration Statement in order that the Prospectus or the Registration Statement will not contain an untrue statement

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Dealer Manager Agreement
           , 2001
Page 12


of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to a subscriber, MD will (i) notify you of the occurrence of such event, (ii) prepare, file, transmit and use its reasonable efforts to cause to become effective (to the extent appropriate) any such required amendments or supplements to the Prospectus or the Registration Statement, (iii) advise you, promptly after MD receives notice thereof, of the time when any post-effective amendment to the Registration Statement has become effective or of the time when any amendment or supplement to the Prospectus has been filed and (iv) promptly prepare and furnish to you a reasonable number of copies of the amendments of, or supplements to, the Prospectus or the Registration Statement.

         (c) MD will notify you immediately and confirm the notice in writing of the issuance by the Commission or by any state securities administrator of any stop order suspending the effectiveness of any registration or qualification of the Interests for sale or enjoining the sale of the interests or of the initiation of any proceedings for that purpose. MD will make every reasonable effort to prevent the issuance of any such stop order and, if any such stop order shall at any time be issued, to obtain the lifting thereof at the earliest possible moment.

         (d) As soon as practicable after the receipt of any Subscription Agreements, MD will approve or reject such subscriptions and notify you of the same.

         (e) In addition to those jurisdictions in which the Blue Sky Memorandum indicates that you may offer (or solicit offers) for Interests, MD will use its reasonable efforts to register or qualify the Interests for offering and sale under the securities or blue sky laws of such additional jurisdictions as you may request, will furnish all such information and documents as may be reasonably necessary for such purpose and will notify you in writing as to the effective date of such registrations or qualifications as soon as practicable after the receipt or confirmation thereof, provided that you shall have specified and made such request in writing to MD with respect to each additional jurisdiction in which you intend to offer any of the Interests for sale, or solicit any offers to subscribe for or buy any of the Interests, or otherwise negotiate with any person in respect of any of the Interests, and MD shall have no duty, responsibility, liability or obligation to you under this subsection
(e) or any other provision hereof with respect to any other jurisdiction. MD will undertake to file all reports required to be filed subsequent to completion of the offering of the Interests and otherwise to continue to comply with the securities or blue sky laws of each such jurisdiction.

         Section 6. Payment of Expenses and Fees.

         (a) Except as specifically provided elsewhere in this Agreement, you, the Soliciting Dealers and MD and the Partnerships will pay their own expenses incident to the transactions contemplated by this Agreement, including fees of their counsel.

         (b) Prior to the time that $1,000,000 or more of subscription funds for a Partnership are received and accepted, MD may, but is not obligated to, advance to you from MD's own funds the sales commissions and due diligence fees which would otherwise be payable in connection with subscription funds received and accepted prior to such time; provided that such advance may only be paid with respect to subscriptions that have been accepted by MD. In the event that either (1) subscription funds of $1,000,000 or more are not received by the termination of the Offering Period with respect to Interests in a Partnership or
(ii) MD otherwise elects not to close the offering of the Interests in a Partnership, you will promptly upon notice transmit to MD funds in the amount of the sales commissions and due diligence fees advanced to you and which have not been reallowed to a Soliciting Dealer.

         (c) Upon the receipt and acceptance of $1,000,000 in subscriptions for a Partnership, MD may, but is not obligated to, advance to you from MD's own funds sales commissions and due diligence fees relating to subscriptions solicited by you; provided that such advance may only be paid with respect to subscriptions that have been accepted by MD and for which the subscription funds have cleared at the office of the Escrow Agent.

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Dealer Manager Agreement
           , 2001
Page 13


         (d) In the event that MD makes an advance of sales commissions and due diligence fees pursuant to Section 6(b) or (c) above, you hereby agree that (i) prior to the related Closing, MD retains the right in its sole discretion to refund to any subscriber solicited by you the full amount of the subscription funds transmitted by that subscriber and (ii) in the event that MD refunds subscription funds to a subscriber solicited by you, you will promptly upon receipt of notice of that refund transmit to MD funds in the amount of the sales commissions and due diligence fees advanced to you with respect to your acceptance of an order for Interests from such subscriber and which have not been reallowed to a Soliciting Dealer.

         (e) If the Closing for the sale of Interests in a Partnership occurs, as compensation for your services under this Agreement, MD shall pay you from its own funds: (i) a cash sales commission based on eight percent (8%) of the sales price of Interests, which you shall reallow to the Soliciting Dealers for the Interests sold by them, and (ii) you may also be reimbursed up to one-half percent (1/2%) of the sales price of Interests sold by you for actual expenses incurred in affirmatively discharging your due diligence responsibilities pursuant to Rule 2810 of the NASD Conduct Rules and its subsections, less any sales concessions and due diligence fees advanced to you prior to that Closing under Section 6(b) or (c) above, except that neither you nor any Soliciting Dealer will receive any such sales commissions or due diligence fees for Interests sold to (i) officers, directors or employees of MD or affiliates thereof, (ii) affiliates of the Managing Partner or (iii) if you so elect by notifying MD in writing, any of your officers, directors, employees or registered representatives. No sales commissions or due diligence fees will be paid on subscriptions refunded for any reason to subscribers prior to that Closing.

         Section 7. Conditions to Obligations of Soliciting Dealer. Your obligations under this Agreement with respect to a particular Partnership are subject to the following:

         (a) the accuracy of and compliance with the representations and warranties of MD made in Section 2 hereof and the performance by MD, individually and in its capacity as Managing Partner, of all material obligations under this Agreement; and

         (b) the absence, on the Closing Date for the sale of Interests in that Partnership, of any stop order issued under the Act suspending the use of the Prospectus or the sale of the Interests or of the initiation or the threatened initiation of any proceedings therefor.

         If any of the conditions specified in this Section 7 shall not have been fulfilled, or cannot be fulfilled on or prior to the Closing Date with respect to such Partnership, this Agreement with respect to that Partnership and all of your obligations relating thereto, other than those contained in Section 9 hereof, may be terminated by you by notifying MD of such termination in writing or by telegram at or prior to that Closing, and any such termination shall be without liability of any party to any other party except as otherwise provided in Section 9 hereof.

         Section 8. Conditions to Obligations of MD. The obligations of MD under this Agreement with respect to a particular Partnership are subject to the following:

         (a) the accuracy of and compliance with your representations and warranties made in Section 3 hereof and the performance by you of all material obligations under this Agreement;

         (b) the absence, on Closing Date for the sale of Interests in that Partnership, of any stop order issued under the Act suspending the use of the Prospectus or the sale of the Interests or of the initiation or the threatened initiation of any proceedings therefor; and

         (c) if the Partnership elects in its discretion to offer rescission to any subscriber because (i) any of the conditions described in this Agreement shall not have been fulfilled or (ii) other circumstances arise subsequent to the

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Dealer Manager Agreement
           , 2001
Page 14


date hereof that in the judgment of MD require that such an offer be made, in either case because of any action or inaction taken or failed to be taken by you in connection with your offering or sale of the Interests, you agree to return any sales commissions and due diligence fees earned by you and not reallowed to a Soliciting Dealer with respect to any purchaser who in fact rescinds in response to such offer, promptly upon written notice of that rescission from the Partnership.

         If any of the conditions specified in this Section 8 shall not have been fulfilled, or cannot be fulfilled on or prior to a Closing Date with respect to such Partnership, this Agreement with respect to that Partnership and all obligations of the Partnership and MD relating thereto, other than those contained in Section 9 hereof, may be terminated by MD by notifying you of that termination in writing or by telegram at or prior to that Closing and any such termination shall be without liability of any party to any other party except as otherwise provided in Section 9 hereof.

         Section 9. Indemnification.

         (a) MD will indemnity and hold you harmless against any losses, claims, damages or liabilities, joint or several, to which you may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of any material fact contained in the Registration Statement, the Prospectus or any Sales Literature or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading (other than any untrue statement or omission made in reliance upon and in conformity with information furnished to MD or a Partnership by or on behalf of you, your officers, directors or controlling persons or at your or their request specifically for use in the preparation of the Registration Statement, the Prospectus or any Sales Literature or any amendment thereof or supplement thereto); provided that the foregoing indemnity is subject to the condition that, insofar as it relates to any untrue statement or omission made in the Prospectus but eliminated or remedied in an amendment thereof or supplement thereto available to you prior to delivery of written confirmation of sale, such indemnity shall not inure to the benefit of any person from whom the person asserting any such loss, claim, damage or liability purchased the Interests that are the subject thereof (or to the benefit of any person who controls any such person), if a copy of the amendment or supplement to the Prospectus was not sent or given to that person with or prior to the written confirmation of the sale of those Interests to that person or (ii) a breach by MD or a Partnership of any of its respective representations, warranties, agreements or covenants contained in this Agreement; and MD will reimburse you for all legal or other expenses (including reasonable expenses of internal and outside counsel) reasonably incurred by you in connection with defending any such action or claim. The agreement of indemnity in this Section 9(a) and in Section 9(b) below shall be in addition to any liability that MD or a Partnership may otherwise have and shall extend upon the same terms and conditions to each person, if any, who controls you and shall apply whether or not any negligent act or omission by you is alleged or proven; provided, however, that neither MD nor a Partnership shall be responsible under this Agreement for any losses, damages or liabilities to the extent they are found in a final judgment of a court of competent jurisdiction to have resulted solely from your gross negligence or willful misconduct in performing services hereunder.

         (b) A Partnership shall indemnify you for any losses, claims, damages or liabilities relating to the partnership and to which you may become subject due to an alleged violation of federal or state securities laws and which arise out of or are based upon the items set forth in Sections 9(a)(i) and (ii) above (and are subject to the same conditions and limitations set forth in 9(a)(i) and (ii) above) if (i) there has been a successful adjudication on the merits of each count involving alleged securities laws violations as to you, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to you or (iii) a court of competent jurisdiction approves a settlement of the claims against you. In connection with any claim for indemnification for federal or state securities law violations under this
Section 9(b), you shall place before such court the positions of the Securities and Exchange

Mewbourne Energy 01-02 Drilling Programs
Dealer Manager Agreement
           , 2001
Page 15

Commission, the Securities Commission of the State of Texas and any other applicable regulatory authority with respect to such indemnification for securities law violations.

         (c) You agree to indemnity and hold harmless MD and the Partnerships against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of a material fact made by you with respect to your offering of the Interests, (ii) any untrue statement of a material fact contained in the Registration Statement, the Prospectus or any Sales Literature or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, but only to the extent that such untrue statement or omission was made in reliance upon and in conformity with information furnished to MD or a Partnership by or on behalf of you, your officers, directors or controlling persons or at your or their request for use in the preparation of the Registration Statement, the Prospectus or any Sales Literature or an amendment thereof or supplement thereto or (iii) a breach by you of any of your representations, warranties, covenants or agreements contained in this Agreement; and you will reimburse MD and the Partnerships for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such action or claim. The agreement of indemnity contained in this subsection (c) shall be in addition to any liability which you may otherwise have and shall extend, upon the same terms and conditions, to each partner of a Partnership and to each officer, director and other person, if any, who controls MD.

         (d) Within seven days after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, that indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under that subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under that subsection. In case any such action shall be brought against any indemnified party, and the indemnified party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and retention of such counsel, the indemnifying party shall not be liable to such indemnified party under such part for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless (i) the employment by the indemnified party of separate counsel shall have been authorized in writing in advance by an indemnifying party in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action, (iii) such indemnified party shall have reasonably concluded that there may be one or more defenses available to it which are different from or additional to those available to one or more of the indemnifying parties, or (iv) such indemnified party shall have concluded that there is any material conflict of interest such that representation of the indemnifying party and the indemnified party would not be in the best interests of the indemnified party. Notwithstanding anything to the contrary in this
Section 9, the indemnifying party shall not be liable for any settlement of a claim or action without its written consent.

         (e) To provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to this Section 9, but when it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last appeal) that indemnification may not be enforced in that case notwithstanding that this Section 9 provides for indemnification in that case, all the parties hereto shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that you are responsible for the portion represented by the percentage that the sales commissions and due diligence fees received by you bears to the gross proceeds of the offering of the Interests, and so that the related Partnership (to the extent permitted by subsection (b) of this Section
9) and MD are responsible for the remaining portion; provided, however, that no person found guilty (by the entry of a final judgment

Mewbourne Energy 01-02 Drilling Programs
Dealer Manager Agreement
           , 2001
Page 16

or decree by a court of competent jurisdiction) of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not similarly found guilty of such fraudulent representation. This subsection (e) shall not be operative as to you to the extent that a Partnership or MD or any person who controls a Partnership or MD within the meaning of the Act is entitled to receive or has received indemnification under this Section 9.

         Section 10. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates delivered pursuant to this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of you or MD, and will survive the Closing.

         Section 11. Notices. All communications hereunder shall be in writing and, if sent to you, will be mailed, delivered or telegraphed and confirmed to you at the address set forth on the signature page hereof, or if sent to Managing Dealer, MD or a Partnership will be mailed, delivered or telegraphed and confirmed to you, MD or the Partnership at:

                  Mewbourne Development Corporation
                  3901 S. Broadway
                  Tyler, Texas  75701
                  Attention:  Michael F. Shepard

         with a copy to:

                  Vinson & Elkins L.L.P.
                  3700 Trammell Crow Center
                  2001 Ross Avenue
                  Dallas, Texas  75201
                  Attention:  A. Winston Oxley

         Section 12. Parties. This Agreement will inure to the benefit of and be binding upon you, MD, the Partnerships and your and their respective successors, heirs and representatives. This Agreement and its conditions and provisions are intended to be and are for the sole and exclusive benefit of the parties to it and their respective successors, heirs and representatives and not for the benefit of any other person, firm or corporation unless otherwise expressly stated.

         Section 13. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Texas.

         Section 14. Modifications. No provision of this Agreement may be changed or terminated except by a writing signed by the party or parties to be charged therewith.

         Section 15. Waiver. Any party to this Agreement may waive compliance by any other party with any of the terms, provisions and conditions set forth in this Agreement; provided, however, that any such waiver must be in a writing specifically setting forth the provisions of this Agreement waived thereby.

         Section 16. Entire Agreement. This Agreement contains the entire agreement among the parties to it and is intended to supersede any and all prior agreements among those parties relating to the same subject matter.

         Section 17. Invalidity. In the event any provision of this Agreement shall be held to be invalid in any circumstance, that invalidity shall not affect any other provision of this Agreement.

Mewbourne Energy 01-02 Drilling Programs
Dealer Manager Agreement
           , 2001
Page 17

         Section 18. Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         Section 19. Assignment. No party may assign its rights or obligations under this Agreement without the prior written consent of each other party hereto, except that MD may assign its rights and obligations under this Agreement in connection with a merger, consolidation, reorganization or other similar transaction.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement, among you, MD and the Partnerships, all in accordance with its terms.

                                   Sincerely,

                                   MEWBOURNE DEVELOPMENT CORPORATION


                                   By:
                                          ------------------------------------
                                   Its:
                                          ------------------------------------

                                   MEWBOURNE ENERGY PARTNERS 01-A, L.P.

                                   By:    Mewbourne Development Corporation
                                          Managing General Partner

                                          By:
                                               ---------------------------------
                                          Its:
                                               ---------------------------------

                                   MEWBOURNE ENERGY PARTNERS 02-A, L.P.

                                   By:    Mewbourne Development Corporation
                                          Managing General Partner

                                          By:
                                               --------------------------------
                                          Its:
                                               --------------------------------

                                   MEWBOURNE SECURITIES, INC.


                                   By:
                                        --------------------------------------
                                   Its:
                                        --------------------------------------